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                                                                     EXHIBIT 5.1



                                    February
                                      24th
                                    1 9 9 7





                                                                       613,257-8


First Aviation Services Inc.
One Omega Drive
Stamford, Connecticut 06907

                 Re: First Aviation Services Inc. Registration Statement on Form S-1 (Registration No. 333-18647)

Ladies and Gentlemen:

                 At your request, we have examined the Registration Statement on Form S-1 (Registration No. 333-18647) filed by you with the Securities and Exchange Commission (in connection with the registration under the Securities Act of 1933, as amended, of 3,900,000 shares of Common Stock, $0.01 par value (the "Shares"), of First Aviation Services, a Delaware corporation (the "Corporation"). We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization and proposed issuance and sale of the Shares.

                 It is our opinion that, subject to said proceedings being duly taken and completed by you as now contemplated prior to the issuance of the Shares, the Shares will, upon issuance and sale thereof in the manner referred to in the Registration Statement, be validly issued, fully paid and nonassessable shares of Common Stock of the Corporation.

                 The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
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Page 2 - First Aviation Services Inc. - February 24, 1997



                 We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the heading "Legal Matters."

                                        Respectfully submitted,



                                        /s/ O'MELVENY & MYERS LLP
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